Exhibit 99.1

Danimer Scientific Announces Preliminary Fourth Quarter and Full Year 2021 Results

BAINBRIDGE, GA – February 28, 2022 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today its preliminary financial results for the fourth quarter and full year ended December 31, 2021.

Stephen E. Croskrey, Chairman and Chief Executive Officer of Danimer commented, “I am proud of the focused execution by our team and our many accomplishments during 2021 as we conclude our first full year as a public company. During the fourth quarter, we progressed further on our journey to deliver leading solutions for biodegradable packaging and other products which contribute to addressing the global plastic waste crisis, and we continued to ramp up customer deliveries to produce record fourth quarter and full year 2021 revenue.”

Mr. Croskrey continued, “As we move forward, growing commercial scale production of PHA remains the core focus of our business, and I am confident we are on the right path to capture a growing share of PHA demand in the years ahead. Our innovative Nodax-based straws, sold through our converter partners, can already be found in numerous retailers and restaurants across the country such as Bonefish Grill, Burgerville, CVS, Dunkin Donuts, Target, Tropical Smoothie Café, Walmart, and numerous others. We have been able to accomplish this by developing biodegradable products that leverage our unmatched application development expertise, and we have increasingly found that customers are looking for complete biodegradable systems as alternatives to the traditional plastic products they sell, which only increases the magnitude of our long-term opportunity in the years ahead. We have a large addressable market to serve and are excited to bring additional production capacity online in 2022 and beyond.”

ALL AMOUNTS DISCUSSED IN THIS EARNINGS RELEASE ARE PRELIMINARY AND UNAUDITED

Fourth Quarter 2021 Financial Highlights

●	Revenues increased 47% to a record $17.7 million compared to the fourth quarter of 2020, primarily driven by strong growth in product revenue due to the scale up of PHA production for Phase 1 of the Kentucky facility brought online in 2020. PHA-based product sales nearly quadrupled year-over-year, expanding to 50% of total revenue compared to 19% in the fourth quarter of 2020.

●	Gross profit was $(2.4) million compared to $1.2 million in the fourth quarter of 2020. Adjusted gross profit[1] was $0.4 million compared to $3.5 million in the fourth quarter of 2020. Adjusted gross margin[1] was 2.3% for the fourth quarter of 2021 compared to 28.9% in the fourth quarter of 2020, primarily due to PHA-based product sales becoming a larger portion of our revenue. PHA-based product sales currently have a lower gross margin due to elevated fixed-cost absorption as production scales up at the Kentucky facility. The Company expects the average cost per unit at its existing facilities to improve as PHA production continues to increase and efficiency measures are implemented. Adjusted gross profit excludes stock-based compensation, depreciation and rent expense.

●	Net loss of $12.4 million included a $21.3 million non-cash gain related to the remeasurement of the Company’s private warrants for the fourth quarter of 2021.

●	Adjusted EBITDA[1] was $(10.2) million in the fourth quarter of 2021 compared to $(2.3) million in the fourth quarter of 2020, primarily due to decline in gross profit as well as an increase in headcount and salaries to support future expansion plans. The fourth quarter of 2021 also included incremental expenses related to being a public company of $1.0 million, as well as approximately $1.2 million of R&D and operating expenses related to Novomer, which the Company did not incur in the prior year period.

●	Adjusted EBITDAR[1], which excludes rent expense primarily associated with the Company’s Kentucky facility and one of the Company’s production facilities in Georgia, was $(9.3) million, compared to $(1.3) million in the prior year quarter.

Full Year 2021 Financial Highlights

●	Revenues increased 24% to a record $58.7 million compared to the prior year, driven by strong growth in product revenue due to the scale up of PHA production for Phase 1 of the Kentucky facility brought online in 2020.

●	Gross profit was $0.9 million, compared to $11.5 million in the prior year. Adjusted gross profit[1] was $11.0 million compared to $16.6 million in the prior year. Adjusted gross margin[1] was 18.6% for the full year 2021 compared to 35.1% in the full year 2020, primarily due to PHA-based product sales becoming a larger portion of our revenue. PHA-based product sales currently have a lower gross margin due to elevated fixed-cost absorption as production scales up at the Kentucky facility.

●	Net loss of $60.1 million included a $27.8 million non-cash gain related to the remeasurement of the Company’s private warrants in 2021.

●	Adjusted EBITDA[1] was $(22.6) million, compared to $(3.2) million in the prior year, primarily attributable to the decline in gross profit as well as an increase in headcount and salaries to support future expansion plans. The full year 2021 also included incremental expenses related to being a public company of $4.6 million, as well as approximately $1.9 million of R&D and operating expenses related to Novomer, which the Company did not incur in the prior year.

●	Adjusted EBITDAR[1], which excludes rent expense primarily associated with the Company’s Kentucky facility and Georgia production operations, was $(20.1) million, compared to a gain $0.4 million in the prior year.

(1)	An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the “Non-GAAP Financial Measures” section of the release.

Liquidity and Capital Resources

At December 31, 2021, the Company reported total debt outstanding of $261.3 million net of $10.6 million of unamortized debt issuance fees and cash and cash equivalents of $286.5 million. The Company had 100,687,820 common shares outstanding as of December 31, 2021.

Business Outlook

The Company expects to continue to build out the operational platform and infrastructure needed to support its production capacity expansion and sales growth objectives. The Company expects its Kentucky facility to have a favorable impact to full year 2022 Adjusted EBITDA as it increases capacity and drives operational efficiencies at the expanded facility.

Webcast, Conference Call and 10-K Filing

The Company will host a webcast and conference call on Monday, February 28, 2028, at 5:00 p.m. Eastern time to review fourth quarter of 2021 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.danimerscientific.com in the Investor Relations section. The conference call will also be accessible by dialing 1-877-407-9208 (Domestic) and 1-201-493-6784 (International). A replay of the webcast will be available on the Company’s website.

The 2021 annual reporting cycle was the first time the Company was required to comply with Section 404(b) of the Sarbanes-Oxley Act and the accelerated Form 10-K filing deadline for Large Accelerated Filers. During its evaluation process, the Company identified certain material weaknesses in its internal control over financial reporting. The Company believes that any misstatements resulting from these control deficiencies have been corrected prior to releasing these preliminary financial results. But as a result of these findings, the Company needs additional time to complete the compilation of information and finalization of its assessment of the effectiveness of internal control over financial reporting for its consolidated financial statements and related disclosures to be filed as part of the Annual Report on Form 10-K for 2021. To this end, the Company will file a Form 12b-25 with the Securities and Exchange Commission in order to extend the due date of its 2021 Annual Report on Form 10-K for 15 days, as permitted by Rule 12b-25 under the Securities Exchange Act.

About Danimer

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer now holds more than 430 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Anthony Popiel
apopiel@daltonagency.com

Phone: 404-876-1309

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets (Preliminary and Unaudited)

	December 31,	December 31,
(in thousands, except share and per share data)	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$286,487	$377,581
Accounts receivable, net	17,149	6,605
Other receivables, net	3,836	-
Inventories, net	24,573	13,642
Prepaid expenses and other current assets	4,737	3,089
Contract assets	3,576	1,466
Total current assets	340,358	402,383

Property, plant and equipment, net	316,181	106,795
Intangible assets, net	84,659	1,801
Goodwill	62,649	-
Right-of-use assets	19,240	19,387
Leverage loans receivable	13,408	13,408
Restricted cash	481	2,316
Loan fees	1,397	-
Other assets	224	111
Total assets	$838,597	$546,201

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$20,790	$10,610
Accrued liabilities	18,777	9,220
Unearned revenue and contract liabilities	214	2,455
Current portion of lease liability	3,337	3,000
Current portion of long-term debt, net	357	25,201
Total current liabilities	43,475	50,486

Private warrants liability	9,578	82,860
Long-term lease liability, net	22,693	24,175
Long-term debt, net	260,934	31,386
Deferred income taxes	1,014	-
Other long-term liabilities	638	1,250
Total liabilities	$338,332	$190,157

Stockholders’ equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 100,687,820 and 84,535,640 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	$10	$8
Additional paid-in capital	619,145	414,819
Accumulated deficit	(118,890)	(58,783)
Total stockholders’ equity	500,265	356,044
Total liabilities and stockholders’ equity	$838,597	$546,201

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations (Preliminary and Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020

Revenue:
Products	$16,054	$9,688	$50,769	$40,692
Services	1,674	2,339	7,980	6,641
Total revenue	17,728	12,027	58,749	47,333

Costs and expenses:
Cost of revenue	20,080	10,818	57,865	35,876
Selling, general and administrative	24,212	10,165	80,004	19,343
Research and development	8,666	2,286	20,270	7,851
(Gain) loss on sale of assets	49	-	82	(9)
Total costs and expenses	53,007	23,269	158,221	63,061
Loss from operations	(35,279)	(11,242)	(99,472)	(15,728)

Nonoperating income (expense):
Gain on remeasurement of private warrants	21,332	3,720	27,767	3,720
Interest expense, net	(247)	(910)	(763)	(2,080)
Gain on forgiveness of debt	-	5,266	1,776	5,266
Loss on loan extinguishment	-	-	(2,604)	-
Other expense, net	(62)	(67)	(44)	(31)
Total nonoperating income (expense)	21,023	8,009	26,132	6,875
Loss before income taxes	(14,256)	(3,233)	(73,340)	(8,853)
Income taxes	1,810	-	13,233	-
Net loss	$(12,446)	$(3,233)	$(60,107)	$(8,853)

Basic and diluted net loss per share	$(0.12)	$(0.10)	$(0.65)	$(0.30)

Weighted average number of shares used to compute (1)
Basic and diluted net loss per share	100,360,592	32,154,203	93,078,004	29,570,658

(1)	2020 retroactively restated to give effect for reverse acquisition

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows (Preliminary and Unaudited)

	Years Ended
	December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(60,107)	$(8,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on remeasurement of private warrants	(27,767)	(3,720)
Stock-based compensation	55,270	3,645
Depreciation and amortization	11,674	4,609
Deferred income taxes	(13,233)	-
Loss on write-off of deferred loan costs	1,939	-
Amortization of debt issuance costs and debt discounts	480	1,655
Amortization of right-of-use assets and lease liability	(1,040)	514
Gain on forgiveness of debt	(1,776)	(5,266)
(Gain) loss on disposal of fixed assets	82	(9)
Other	389	-
Interest incurred but not paid	-	809
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(10,835)	(1,600)
Inventories, net	(9,799)	(6,604)
Prepaid expenses and other current assets	(4,336)	(2,392)
Contract assets	(2,110)	(708)
Other assets	(75)	5
Accounts payable	2,048	993
Accrued and other long-term liabilities	(1,526)	5,250
Unearned revenue and contract liabilities	(2,241)	(2,125)
Net cash used in operating activities	(62,963)	(13,797)
Cash flows from investing activities:
Purchases of property, plant and equipment	(185,411)	(38,268)
Acquisition of Novomer, net of cash acquired	(151,179)	-
Proceeds from sales of property, plant and equipment	422	9
Net cash used in investing activities	(336,168)	(38,259)
Cash flows from financing activities:
Proceeds from long-term debt	240,245	4,547
Proceeds from exercise of warrants, net of issuance costs	138,196	-
Proceeds from Business Combination and PIPE offering	-	403,702
Purchase of capped call options	(35,040)	-
Principal payments on long-term debt	(27,162)	(1,941)
Transaction costs related to Business Combination and PIPE offering	-	(21,556)
Cash paid for debt issuance costs	(10,424)	(135)
Employee taxes related to stock-based compensation	(1,728)	-
Proceeds from exercise of stock options	2,899	5,540
Proceeds from issuance of common stock, net of issuance costs	(890)	32,518
Proceeds from employee stock purchase plan	106	-
Net cash provided by financing activities	306,202	422,675
Net (decrease) increase in cash and cash equivalents and restricted cash	(92,929)	370,619
Cash and cash equivalents and restricted cash-beginning of period	379,897	9,278
Cash and cash equivalents and restricted cash-end of period	$286,968	$379,897

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDAR”, “Adjusted Gross Profit” and “Adjusted Gross Margin”. Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted EBITDAR is defined as Adjusted EBITDA plus rent expense.

Adjusted Gross Profit is defined as Gross Profit plus depreciation, stock-based compensation and rent expense.

Adjusted Gross Margin is defined as Adjusted Gross Profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offers additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted EBITDAR,  Adjusted Gross Profit and Adjusted Gross Margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted EBITDAR,  Adjusted Gross Profit and Adjusted Gross Margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted EBITDAR,  Adjusted Gross Profit and Adjusted Gross Margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted EBITDAR,  Adjusted Gross Profit and Adjusted Gross Margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDAR,  Adjusted Gross Profit and Adjusted Gross Margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDAR and Adjusted EBITDA to Net Loss (Preliminary and Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2021	2020	2021	2020

Net Loss	$(12,446)	$(3,233)	$(60,107)	$(8,853)
Interest expense, net	247	910	763	2,080
Income taxes	(1,810)	-	(13,233)	-
Depreciation and amortization	4,185	1,820	11,674	4,609
Gain on remeasurement of private warrants	(21,332)	(3,720)	(27,767)	(3,720)
Stock-based compensation	20,055	3,122	55,908	3,645
Loss on loan extinguishment	-	-	2,604	-
Litigation and other legal related	47	-	1,232	-
Transaction related	199	4,017	3,974	4,265
Public company one-time transition costs	561	-	4,024	-
(Gain) loss on sale of assets	49	-	82	(9)
Gain on forgiveness of debt	-	(5,266)	(1,776)	(5,266)
Other expense, net	62	67	44	31
Adjusted EBITDA(1)	$(10,182)	$(2,283)	$(22,578)	$(3,218)
Rent	845	981	2,488	3,620
Adjusted EBITDAR(1)	$(9,337)	$(1,302)	$(20,090)	$402

(1)	Totals may not foot due to rounding

Reconciliation of Adjusted Gross Profit to Gross Profit (Preliminary and Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2021	2020	2021	2020

Total revenue	$17,728	$12,027	$58,749	$47,333
Cost of revenue	20,080	10,818	57,865	35,876
Gross Profit (1)	(2,351)	1,209	884	11,457
Depreciation	2,142	1,567	8,041	3,647
Rent	581	666	1,917	1,402
Stock-based compensation	28	36	109	126
Adjusted Gross Profit (1)	$400	$3,478	$10,951	$16,631

Adjusted Gross Margin	2.3%	28.9%	18.6%	35.1%

(1)	Totals may not foot due to rounding